Exhibit 10.4

Omnibus Amendment Number 1
to
Loan Documents

This Omnibus Amendment Number 1 to Loan Documents (“Amendment”) is entered into as of August 10, 2017 by and among PAR Technology Corporation, a Delaware corporation (the “Borrower”), and ParTech, Inc. (“Partech”), PAR Government Systems Corporation (“PAR Government”), Rome Research Corporation (“Rome Research”), each a New York corporation, Ausable Solutions, Inc., a Delaware corporation (“Ausable”), and Brink Software, Inc., a California corporation (“Brink”, and together with the Borrower, Partech, PAR Government, Rome Research, and Ausable, the “Loan Parties”) and JPMorgan Chase Bank, N.A. (the “Lender”). The Loan Parties and the Lender being referred to herein collectively, as the “parties” and each of the foregoing being sometimes referred to herein individually, as a “party”.

In consideration of the promises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Loan Parties and the Lender hereby agree as follows:

1.             Definitions.  All capitalized terms used in this Amendment which are not otherwise defined herein shall have the respective meanings given to those terms in the Credit Agreement dated as of November 29, 2016 among PAR Technology Corporation and the Loan Parties identified as parties thereto and JPMorgan Chase Bank, N.A. (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

2.             Amendments to the Credit Agreement.

A.          Article I, Section 1.01.  The parties hereto acknowledge and agree that the “Defined Terms” contained in Section 1.01 of the Credit Agreement, and set forth below, are hereby deleted and amended and restated in their entireties as follows:

“Eligible Accounts” means, at any time, the Accounts of the Borrower which the Lender determines in its Permitted Discretion are eligible as the basis for the extension of Loans and the issuance of Letters of Credit. Without limiting the Lender’s discretion provided herein, Eligible Accounts shall not include any Account:

(a)          which is not subject to a first priority perfected security interest in favor of the
Lender;

(b)          which is subject to any Lien other than (i) a Lien in favor of the Lender and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Lender;

(c)          (i) with respect to which is unpaid more than 90 days after the date of the original invoice therefor, (ii) which is unpaid more than 60 days after the original due date, or (iii) which has been written off the books of the Borrower or otherwise designated as uncollectible; provided that Accounts unpaid more than 90 days but less than 120 days from the date of original invoice which are not more than 60 days past due may be included in Eligible Accounts in an amount not exceeding $1,000,000 in the aggregate;

(d)          which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(e)          which is owing by an Account Debtor (other than McDonald’s Corporation or a consolidating subsidiary thereof) to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Borrower exceeds 20% of the aggregate amount of Eligible Accounts;

(f)           with respect to which any covenant, representation, or warranty contained in this Agreement or in the Security Agreement has been breached or is not true;

(g)          which (i) does not arise from the sale of goods, or the performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to the Lender which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon the Borrower’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis, or (vi) relates to payments of interest;

(h)          for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by the Borrower or if such Account was invoiced more than once;

(i)           with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j)           which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws, (iv) admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

(k)          which is owed by any Account Debtor which has sold all or substantially all of its assets;

(l)           which is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. or (ii) is not organized under applicable law of the U.S. or any state of the U.S. or the District of Columbia unless, in either case, such Account is backed by a letter of credit acceptable to the Lender which is in the possession of, has been assigned to and is directly drawable by the Lender;

(m)         which is owed in any currency other than U.S. dollars;

(n)          which is owed by (i) any Governmental Authority of any country other than the U.S., unless such Account is backed by a letter of credit acceptable to the Lender which is in the possession of, and is directly drawable by, the Lender, or (ii) any Governmental Authority of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Lender in such Account have been complied with to the Lender’s satisfaction;

(o)          which is owed by any Affiliate of any Loan Party or any, employee, officer, director, agent or stockholder of any Loan Party or any of its Affiliates;

(p)          which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(q)          which is subject to any counterclaim, deduction, defense, setoff or dispute, but only to the extent that such Account is subject to any such counterclaim, deduction, defense, setoff or dispute;

 (r)          which is evidenced by any promissory note, chattel paper or instrument;

(s)          which is owed by an Account Debtor (i) located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit the Borrower to seek judicial enforcement in such jurisdiction of payment of such Account, unless the Borrower has filed such report or qualified to do business in such jurisdiction or (ii) which is a Sanctioned Person;

(t)           with respect to which the Borrower has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, to the extent of the agreed upon reduction, or any Account which was partially paid and the Borrower created a new receivable for the unpaid portion of such Account;

(u)          which does not comply in all material respects with the requirements of all applicable laws and regulations, whether federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

(v)          which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than the Borrower has or has had an ownership interest in such goods, or which indicates any party other than the Borrower as payee or remittance party;

(w)         which was created on cash on delivery terms; or

(x)          which the Lender reasonably determines may not be paid by reason of the Account Debtor’s inability to pay or which the Lender otherwise reasonably determines is unacceptable for any reason whatsoever.

The above notwithstanding, Eligible Accounts shall include payments for software as a service (“SaaS”) provided by a Loan Party, including payments for SaaS provided in connection with a Loan Party’s lease of Inventory to third parties, or a Loan Party’s permitting a third party to take possession of Inventory on a trial evaluation basis, and shall exclude payments for leased Inventory or Inventory in the possession of a third-party on a trial evaluation basis. In the event that an Account which was previously an Eligible Account ceases to be an Eligible Account hereunder, the Borrower shall notify the Lender thereof on and at the time of submission to the Lender of the next Borrowing Base Certificate. In determining the amount of an Eligible Account, the face amount of an Account may, in the Lender’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Borrower to reduce the amount of such Account.

“Eligible Inventory” means, at any time, raw material and finished goods Inventory of the Borrower which the Lender determines in its Permitted Discretion is eligible as the basis for the extension of Loans and the issuance of Letters of Credit. Without limiting the Lender’s discretion provided herein, Eligible Inventory shall not include any Inventory:

(a)          which is not subject to a first priority perfected Lien in favor of the Lender;

(b)          which is subject to any Lien other than (i) a Lien in favor of the Lender and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Lender;

(c)          which is, in the Lender’s Permitted Discretion, slow moving, obsolete, unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity;

(d)          with respect to which any covenant, representation, or warranty contained in this Agreement or the Security Agreement has been breached or is not true and which does not conform to all standards imposed by any Governmental Authority;

(e)          in which any Person other than the Borrower shall (i) have any direct or indirect ownership, interest or title to such Inventory or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(f)          which is not finished goods or which constitutes work-in-process, spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold or ship-in-place goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;

(g)          which is not located in the U.S. or is in transit with a common carrier from vendors and suppliers;

(h)          which is located in any location leased by the Borrower unless (i) the lessor has delivered to the Lender a Collateral Access Agreement or (ii) a reserve for rent, charges and other amounts due or to become due with respect to such facility has been established by the Lender in its Permitted Discretion;

(i)           which is located in the facility of a lessee of Inventory or of a transferee of Inventory under trial evaluation arrangements in contemplation of a sale or lease;

(j)           which is located in any third-party warehouse or is in the possession of a bailee (other than a third party processor) where, in each instance, more than $75,000 is located and is not evidenced by a Document, unless (i) such warehouseman or bailee has delivered to the Lender a Collateral Access Agreement and such other documentation as the Lender may require or (ii) an appropriate reserve has been established by the Lender in its sole discretion;

(k)          which is being processed offsite at a third-party location or outside processor, or is in transit to or from such third-party location or outside processor;

(l)           which is a discontinued product or component thereof;

(m)         which is the subject of a consignment by the Borrower as consignor;

(n)          which is perishable;

(o)          which contains or bears any intellectual property rights licensed to the Borrower unless the Lender is satisfied in Lender’s Permitted Discretion that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties, other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

(p)          which is not reflected in a current perpetual inventory report of the Borrower;

(q)          for which reclamation rights have been asserted by the seller;

(r)           which has been acquired from a Sanctioned Person; or

(s)          which the Lender otherwise reasonably determines is unacceptable for any reason whatsoever.

In the event that Inventory which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, the Borrower shall notify the Lender thereof on and at the time of submission to the Lender of the next Borrowing Base Certificate.

“Loan Parties” shall not include PAR Springer-Miller Systems, Inc., a Delaware corporation, or Springer-Miller International, LLC, a Delaware limited liability company.

B.           Article VI, Section 6.03(b).  The parties hereto acknowledge and agree that subsection (b) of Section 6.03 of the Credit Agreement and the provisions thereof, is hereby deleted and amended and restated in its entirety as follows:

“(b)        No Loan Party will, nor will it permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date hereof and businesses reasonably related thereto; subject to Section 6.05(a)(i) of this Agreement, a Loan Party’s lease of Inventory to third parties, or a Loan Party’s permitting a third party to take possession of Inventory on a trial evaluation basis constitutes a reasonably related business.”

C.           Article VI, Section 6.05.  The parties hereto acknowledge and agree that Section 6.05 of the Credit Agreement and the provisions thereof, are hereby deleted and amended and restated in their entireties as follows:

“SECTION 6.05.  Asset Sales. No Loan Party will, nor will it permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to the Borrower or another Subsidiary in compliance with Section 6.04), except:

(a)          sales, transfers, leases and dispositions of (i) Inventory in the ordinary course of business, including transfers of Inventory under trial evaluation arrangements in contemplation of a sale or lease; provided that the aggregate fair market value of Inventory leased or under trial evaluation arrangements in contemplation of a sale or lease shall not exceed $750,000 at any one time; and (ii) obsolete, worn out or surplus Equipment or property in the ordinary course of business;

(b)          sales, transfers, and dispositions of assets to the Borrower or any Subsidiary, provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

(c)          sales, transfers and dispositions of Accounts (excluding sales or dispositions in a factoring arrangement) in connection with the compromise, settlement or collection thereof;

(d)          sales, transfers and dispositions of Permitted Investments and other investments permitted by clauses (i) and (k) of Section 6.04

(e)          Sale and Leaseback Transactions permitted by Section 6.06;

(f)          dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary; and

(g)          sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other clause of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this paragraph (g) shall not exceed $500,000 during any fiscal year of the Borrower;

provided that all sales, transfers, leases and other dispositions permitted under this Section 6.05 (other than those permitted by paragraphs (b), (d) and (f) above) shall be made for fair value and for cash consideration.”

3.             Amendments to the Security Agreement.

A.          “Grantor” or “Grantors”. PAR Springer-Miller Systems, Inc., a Delaware corporation, or Springer-Miller International, LLC, a Delaware limited liability company, shall no longer be a Grantor party to the Security Agreement.

B.           Article IV, Section 4.1(g).  The parties hereto acknowledge and agree that subsection (g) to Section 4.1 of the Security Agreement and the provisions thereof, is hereby deleted and amended and restated in its entirety as follows:

“(g)        Locations. Such Grantor will not (i) maintain any Collateral owned by it at any location other than those locations listed on Exhibit A, (ii) otherwise change, or add to, such locations without the Lender’s prior written consent as required by the Credit Agreement, and, if the Lender gives such consent, such Grantor will concurrently therewith obtain a Collateral Access Agreement for each such location to the extent required by the Credit Agreement; the Lender shall be deemed to have consented to the location of Collateral placed in accordance with Section 6.05(a)(i) of the Credit Agreement, or (iii) change its principal place of business or chief executive office from the location identified on Exhibit A, other than as permitted by the Credit Agreement.

C.           Article IV, Section 4.3.  The parties hereto acknowledge and agree that Section 4.3 of the Security Agreement is hereby amended to,

(i)           delete and amend and restate in its entirety subsection (b) of Section 4.3 as follows:

“(b)        Returned Inventory. Except the return of Inventory on a trial evaluation basis, as contemplated by Section 6.05(a)(i) of the Credit Agreement, if an Account Debtor returns any Inventory to such Grantor when no Event of Default exists, then such Grantor shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. Such Grantor shall immediately report to the Lender any return involving an amount in excess of $25,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to such Grantor when an Event of Default exists, such Grantor, upon the request of the Lender, shall: (i) hold the returned Inventory in trust for the Lender; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Lender’s written instructions; and (iv) not issue any credits or allowances with respect thereto without the Lender’s prior written consent. All returned Inventory shall be subject to the Lender’s Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory and such returned Inventory shall not be Eligible Inventory.”

4.             Provisions of General Application.

A.          This Amendment is a Loan Document, and the amendments to the Credit Agreement and the Security Agreement set forth in this Amendment shall be effective as of June 30, 2017, and any default under Section 4.1 (g) of the Security Agreement relating to the location of certain of the Inventory constituting Collateral prior to such effective date is hereby waived. The Credit Agreement and the Security Agreement, each as amended hereby, shall remain in full force and effect. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement. Delivery of an executed counterpart to this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart to this Amendment. Any party delivering an executed counterpart to this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

B.           This Amendment contains the entire agreement of the parties hereto concerning the subject matter hereof and supersedes all prior oral or written discussions, proposals, negotiations or communications concerning the subject matter hereof.

C.           After giving effect to this Amendment, each of the representations and warranties contained in this Amendment, the Credit Agreement, the Security Agreement and the other Loan Documents is true and correct in all material respects on and as of the date hereof as if made on the date hereof (except to the extent that such representation or warranty expressly relates to an earlier date) and no Default or Events of Default shall have occurred and be continuing under the Loan Documents after giving effect to this Amendment.

IN WITNESS WHEREOF, the Loan Parties and the Lender have executed this Amendment as of the date set forth above.

Loan Parties:	PAR TECHNOLOGY CORPORATION

	By:	/s/ Cathy A. King

	Name:	Cathy A. King

	Title:	General Counsel & Secretary

PARTECH, INC.

By:	/s/ Cathy A. King

Name:	Cathy A. King

Title:	Secretary

PAR GOVERNMENT SYSTEMS CORPORATION

By:	/s/ Cathy A. King

Name:	Cathy A. King

Title:	Secretary

ROME RESEARCH CORPORATION

By:	/s/ Cathy A. King

Name:	Cathy A. King

Title:	Secretary

AUSABLE SOLUTIONS, INC.

By:	/s/ Cathy A. King

Name:	Cathy A. King

Title:	Secretary

BRINK SOFTWARE, INC.

By:	/s/ Cathy A. King

Name:	Cathy A. King

Title:	Secretary

Lender:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Karen L. Mikols

	Name:	Karen L. Mikols

	Title:	Vice President